EXHIBIT 21
SUBSIDIARIES OF
WORTHINGTON INDUSTRIES, INC.
an Ohio Corporation

     The following is a list of subsidiaries owned, directly or indirectly, by Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization.

Worthington Foreign Sales Corporation	Barbados
Worthington Industries Incorporated	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Enterprise Protection Insurance Company	Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Dietrich Industries, Inc.	Pennsylvania
Dietrich Design Group, Inc.	Pennsylvania
Vinyl Corp.	Florida
WD Ventures, Inc.	Delaware
Dietrich Building Systems, Inc.	Ohio
The Gerstenslager Company	Michigan
Gerstenslager Co.	Ohio
Worthington-Buckeye, Inc.	Ohio
Buckeye Energy Company, Inc.	Ohio
Buckeye International Development, Inc.	Ohio
WI Products, Inc.	Ohio
Worthington Cylinder Corporation	Ohio
Worthington Industries of Canada, Inc.	Canada
Worthington Cylinders of Canada Corp. (d/b/a Steel
Cylinder Manufacturing)	Canada
Worthington Cylinders GmbH	Austria
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
Worthington Industries of Mexico, S.A. de C.V.	Mexico
Worthington Taylor, Inc.	Michigan
The Worthington Steel Company	Delaware
Worthington Steelpac Systems, LLC	Delaware
The Worthington Steel Company	North Carolina
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
Worthington Steel Company of Kentucky, LLC	Kentucky
VCS/WOR, Inc.	Ohio
Newman-Crosby Steel, Incorporated	Ohio
Worthington Steel Company of Decatur, L. L. C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company of Decatur, Inc.	Michigan
Joint Ventures
Acerex, S.A. de C.V. (1)	Mexico
Aegis Metal Framing, LLC (2)	Delaware
Spartan Steel Coating, LLC (3)	Michigan
TWB Company, L.L.C. (4)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
TWB of Indiana, Inc.	Indiana
Viking & Worthington Steel Enterprise, LLC (5)	Ohio

Worthington Armstrong Venture (WAVE) (6)	Delaware
Worthington Cylinders a.s. (7)	Czech Republic
Worthington Specialty Processing (WSP) (8)	Michigan

(1)	Unconsolidated joint venture with 50% owned by Worthington Industries Mexico, S.A. de C.V. and 50% owned by Hylsa S.A. de C.V.

(2)	Unconsolidated joint venture with 60% owned by WD Ventures, Inc. and 40% owned by MiTek Industries, Inc.

(3)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% by Severstal North America, Inc.

(4)	Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by ThyssenKrupp Steel North America, Inc.

(5)	Unconsolidated joint venture with 49% owned by VCS/WOR, Inc. (Ohio) and 51% owned by Bainbridge Steel, LLC.

(6)	Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong World Industries, Inc.

(7)	Consolidated joint venture with 51% owned by Worthington Cylinders GmbH with a local Czech Republic entrepreneur in Hustopece, Czech Republic.

(8)	Unconsolidated general partnership owned 50% by Worthington Steel of Michigan, Inc. and 50% by U.S. Steel Corporation.